EXHIBIT TO FORM 8-K
                                LICENSE AGREEMENT


         This AGREEMENT made and effective as of September 29, 2004, (the "Agreement"), between Cease-Fire Technologies Pty, Ltd ("CFT"), an Australian corporation with its offices at 32 Mooloolah Meadows Drive, Mooloolah, Queensland 4553, Australia, ("Licensor") and Safe Idea, Inc., ("Licensee"), a Nevada corporation, with its offices at 2000 Trasher Drive, Lake Havasu City, Arizona 86404, USA.

         The Licensor is the owner of the entire right, title and interest to passive fire control coating materials, products and technologies and the tradenames and/or trademarks set forth on Exhibit A to this Agreement, as well as the name "Cease-Fire Technologies".

         The Licensee desires to use, and to obtain from Licensor the right, license and privilege to use the name, the processes, the product and the tradenames and/or trademarks in the territory described in Exhibit B to this Agreement (the "Territory") in conjunction with their manufacturing, sales and distribution as described in this Agreement (the "Licensed Products"), and the Licensor is willing to grant such license on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, receipt of which is hereby acknowledged by the Licensor, the parties hereto agree as follows:

         1. License. Licensor grants to Licensee an exclusive right and license to use the Licensed Products in the Territory, under the state, provincial and federal law It is expressly agreed between the parties that the license granted herein is for exclusive manufacturing, distribution and sale rights to the Licensed Products within the Territory.

         2. Term. The term of this license with respect to the Licensed Products shall be in perpetuity unless the Licensee does not comply with the other terms and conditions of this agreement which is further defined herein or unless it is mutually terminated in writing by both the Licensor and Licensee. The "License Year" shall mean the 12 month period beginning September28, 2004 and for each consecutive 12 month period thereafter.

         3. Quality of Goods. Licensee agrees to maintain the quality of products sold under the tradename commensurate with the business position of the parties involved. Licensor reserves the right, upon reasonable notice, to enter the premises of Licensee and inspect the quality of products manufactured, sold and/or distributed by Licensee under the tradename to ensure that the quality of the Licensed Products is maintained.

         Licensee agrees to allow Licensor's authorized agents to inspect said Licensed Products manufactured, sold and/or distributed by Licensee under the trademarks at any time desired by Licensor upon reasonable notice and during the Licensee's regular business hours.

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         In the event that Licensor shall find that the quality of the Licensed
Products has not been maintained by Licensee as required in this Paragraph 3 above, Licensor shall notify Licensee in writing of any such dissatisfaction with the quality of said Licensed Products and Licensee shall have thirty (30) days in which to bring the quality of said Licensed Products up to a level reasonably satisfactory to Licensor. If Licensor's complaints are such that a remedy or cure cannot reasonably be completed within said thirty (30) day period, then Licensee shall commence to cure such dissatisfaction within such thirty (30) day period and shall thereafter diligently and continuously take all reasonable steps to effect such cure or remedy. In the event that Licensee shall fail to perform its obligation to maintain the quality of any Licensed Products and shall fail to cure such failure as hereinabove provided, Licensor shall have the right to terminate or suspend Licensee's right to manufacture, sell and/or distribute such Licensed Products so long as the quality thereof shall be below acceptable standards, but nothing herein shall be deemed to terminate, suspend or otherwise affect Licensee's continued right to manufacture, sell and/or distribute any other Licensed Products which shall be of a quality which is consistent with Licensee's obligations hereunder.

         4. Ownership of the Products, Tradename and Trademarks. The parties agree that the Licensor shall retain full ownership of all rights and title in the Licensed Products and to the tradenames, trademarks and/or other identifying marks, subject only to the rights and license granted to Licensee hereunder.

           5. Use of the Products, Tradenames and/or Trademarks. The Licensee shall, upon request, provide Licensor with representative samples of all literature, brochures, signs and advertising materials prepared by the Licensee describing the Licensed Products, bearing the tradenames, trademarks or other identifying marks at least fifteen (15) days prior to the first use thereof. If the Licensor reasonably finds any of said material objectionable, notice of objection citing specifics shall be given to Licensee within eight (8) days after receipt of the materials by the Licensor. If the parties cannot resolve the objections among themselves, the matter shall be submitted to arbitration. When describing the Licensed Products and using the tradenames, trademarks and identifying marks under this Agreement, Licensee shall use its best efforts to comply substantially with all laws pertaining to the use of the Licensed Products, its tradenames, trademarks and identifying marks in force at any time in any country in which said Licensed Products are sold. This provision includes compliance with all manufacturing and sales and distribution of the Licensed Products, its tradenames, trademarks and identifying marks requirements of the country in which said Licensed Products are sold.

6. Covenants of Licensor and Licensee.
         So long as this license shall remain in full force and effect, the Licensor shall not use or grant others the right to use the tradenames, trademarks or other identifying marks in connection with the Licensed Products in the Territory.

         7. Use of Confusingly Similar Products or Marks. Licensee agrees not to adopt and use, without Licensor's written consent, any other similar products, or any similar tradenames or trademarks that are confusingly similar to the Licensed Products, its tradenames and/or trademarks; provided however, that the Licensee may adopt any tradename and/or trademark, logo or label which includes or incorporates the tradenames and/or trademarks in conjunction

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with its manufacture, sale and distribution of the Licensed Products with the written permission of the Licensor.

         8. Consideration for License and Royalties. Licensee shall pay to the Licensor Three Million (3,000,000) shares of common stock from the Licensee's authorized share capital ("Licensor Shares"). The Licensor Shares shall be restricted subject to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended, and will not be registered under any federal or state secuirites laws, and may not be transferred or sold, except as permitted under the applicable federal and state securities laws pursuant to registration or any exemption therefrom. There is no royalty payment granted herein to the Licensor.

         9. Records. Upon distribution and sale of the Licensed Products, the Licensee shall obtain and keep records showing all Gross Sales of Licensed Products and any and all information as may be required by the Licensor. The Licensee agrees to permit such records to be examined from time to time upon reasonable notice to the extent necessary to verify the reports provided for hereunder. Such examination to be made at the expense of Licensor by any auditor appointed by Licensor who shall be acceptable to Licensee, or at the option and expense of the Licensee by a certified independent public accountant appointed by the Licensor and approved by the Licensee, which approval shall not be unreasonably withheld. The reports and all such records shall be kept intact by the Licensee for a period of Three (3) years for inspection.

         10. Default and Termination. The Licensor shall have the right to terminate this Agreement by reason of a material breach by Licensee of its duties and obligations hereunder provided that such material breach shall not have been remedied or cured within thirty (30) days following receipt by Licensee of written notice thereof from Licensor, or if Licensor's complaint of a material breach is such that a remedy or cure cannot be reasonably completed within said such thirty (30) day period and shall thereafter have diligently and continuously taken all reasonable steps to effect such remedy or cure. Such termination shall be without prejudice to any rights that the Licensor may otherwise have against Licensee for damages or otherwise.

         Notwithstanding any other provisions of this Agreement to the contrary, this Agreement shall be deemed to constitute a separate license agreement with respect to each product category of the Licensed Products and this Agreement shall be interpreted in such a manner that the termination of this Agreement with respect to any one product category shall not be deemed a termination of this Agreement with respect to any other product category.

         In the event of a breach or threatened breach by either party of its obligations under this license, each party acknowledges that the other party may not have any adequate remedy at law and may be entitled to seek such equitable and injunctive relief as may be available to restrain the other party from any violation of the provisions hereof. The prevailing party in any such proceeding shall be entitled to reimbursement from the other party of any expenses (including, without limitation, to reasonable attorney's fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including the recovering of damages.

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         11. Effect of Termination or Expiration. As this license is granted in perpetuity and can only be cancelled in the event that the Licensee does not comply with the terms and conditions of this Agreement or by mutual agreement in writing by both the Licensor and Licensee, there is no expiration date to this license. However, should the Licensee not comply with the terms and conditions of the Agreement, the Licensee shall have One Hundred Eighty (180) days thereafter to dispose of all Licensed Products remaining in the Licensee's inventory or in process of manufacture as of the date of the formal termination of this license.

         12. Infringement. In the event that either party shall learn or be advised that the Licensed Products, its tradenames and/or trademarks are being infringed upon by a third party in connection with the sale of the Licensed Products or any other goods under circumstances which could diminish the value of the Licensed Products, its tradename and/or trademarks, the party having knowledge thereof shall promptly notify the other party of such infringement. The Licensor shall have the right to commence an action for infringement, to select counsel and control the prosecution of such action (except that the Licensee shall have the right to participate with its own counsel, at its own cost and expense). Should the Licensor commence any such action for infringement, the Licensor and the Licensee shall share equally all damages recovered from that suit after the Licensor's costs and expenses of such suit have been recouped. In the event that the Licensor does not desire to take legal action for infringement, the Licensor shall notify the Licensee promptly that it does not desire to take legal action, and the Licensee shall thereafter have the right, but not the obligation, to take legal action for infringement in its own name or in the name of the Licensor and the Licensee may retain all damages recovered therefrom. The party bringing the infringement suit shall be responsible for all costs and expenses of the suit and shall have the right to select counsel and control the prosecution of such suit. The Licensee and the Licensor agree to cooperate in any such suit for infringement, at no expense to the other, and provide any needed assistance to the other party. The foregoing, notwithstanding, the parties may otherwise agree in writing to share the costs of and recoveries from any such suit.

         13. Indemnification. The Licensor assumes no liability to Licensee or to third parties with respect to the manufacture, distribution and/or sale of Licensed Products by Licensee under the tradenames and/or trademarks, and the Licensee shall indemnify the Licensor against losses incurred by claims of third parties against the Licensor involving the manufacture, distribution and/or sale by the Licensee of Licensed Products.

         14. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or seven (7) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or shall be deemed sufficiently given the following day if transmitted by telecopy, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph:

         In the case of the Licensor:

               Cease-Fire Technologies Pty, Ltd.
                  32 Mooloolah Meadows Drive
                  Mooloolah, Queensland 4553


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                  Australia

         In the case of the Licensee:

               Safe Idea, Inc.
               2000 Trasher Drive,
               Lake Havasu City, Arizona 86404
               USA

            15. Assignability. It is mutually understood and agreed that this license shall inure to the benefit of and be binding upon the Licensor, its successors and/or assigns, and on the Licensee, its successors and/or assigns.

            16. Miscellaneous. Nothing in this license shall be deemed to constitute or create between the Licensor or the Licensee a partnership, association, joint venture or agency nor shall either party have power or authority to obligate or bind the other in any manner whatsoever, except as expressly provided for herein and neither such party shall make any representation or warranty on behalf or for the other party. No change, modification, amendment, addition to this license or any part thereof shall be valid unless in writing and signed by or on behalf of both parties.

This license constitutes the entire agreement between the parties and supercedes all prior understandings and agreements regarding the subject matter hereof. Each of the parties acknowledges and agrees that the other has not made and is not making and in executing this license neither party has relied upon any representation, promises or inducements except to the extent that the same are expressly set forth in this license.

If any clause, paragraph, section or part of this license shall be held or declared to be void, invalid, or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way validate or affect any other clause, paragraph, section or part of this license. This license shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America, applicable to agreements made and to be performed therein.

IN WITNESS WHEREOF, the parties have caused this license to be signed as of the date and year as first written above.


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         LICENSOR:

         Cease-Fire Technologies Pty, Ltd.



         /s/___________________________________________
         By:  Peter Duncan, Director



         LICENSEE:

         Safe Idea, Inc.



         /s/__________________________________________
         By:  David Campbell, Chief Executive Officer



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